EXHIBIT 10.1

WORLD SHAREHOLD LIMITED

(Registration Number. 575688)

(Incorporated in the British Virgin Islands)

24 October 2008

To:	China Holdings Acquisition Corp.
33 Riverside Avenue, 5th Floor
Westport, CT 06880 U.S.A.
Attention: The Board of Directors

Dear Sirs

Amendment to the Deed of Undertaking

This Amendment (the “Amendment”), dated as of October 24, 2008, to the Deed of Undertaking, dated as of July 20, 2008, by and among China Holdings Acquisition Corp., including any assigns or successors-in-interest (the “Offeror”), World Sharehold Limited (the “Selling Shareholder”) and Messrs. Wang Wei Yao and Shao Jian Jun.

RECITALS

WHEREAS, paragraph 16 of the Deed of Undertaking permits the parties to amend the Deed of Undertaking by an instrument in writing signed on behalf of each of the parties; and

WHEREAS, the parties hereto desire to amend the Deed of Undertaking as provided herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and undertakings and subject to the conditions herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Definitions; References

1.1	Definitions; References. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Deed of Undertaking. Each reference to “hereof,” “hereunder,” “hereby,” and “this Deed of Undertaking” shall, from and after the date of this Amendment, refer to the Deed of Undertaking, as amended by this Amendment. Each reference herein to “the date of this Amendment” shall refer to the date set forth above, and each reference to the “date of this Deed of Undertaking” or similar references in the Deed of Undertaking shall refer to July 20, 2008.

2.	Amendment to Deed of Undertaking

2.1	Amendment to paragraph 1.5.2 to Deed of Undertaking.

Paragraph 1.5.2 to the Deed of Undertaking is deleted and replaced with the following:

“The Selling Shareholder agrees that it will deliver the CHAC Note to the Offeror as consideration for the Initial Offeror Shares and the Additional Offeror Shares; provided, however, that the Additional Offeror Shares will only be issued to the Selling Shareholder if the Common Stock Earnout Targets are satisfied.”

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2.2	Amendment to paragraph 1.6.6(i) to Deed of Undertaking.

Paragraph 1.6.6(i) to the Deed of Undertaking is deleted and replaced with the following:

“Subject to the satisfaction of the Common Stock Earnout Targets and without the payment of any additional consideration, the Selling Shareholder may be entitled to receive Additional Offeror Shares calculated as described in Paragraph V of Appendix 2 hereto.”

2.3	Addition of paragraph 2.1.11 to Deed of Undertaking.

The following shall be added as paragraph 2.1.11:

“2.1.11 The Sellers further undertake:

(i)	to take and, to the extent lawfully permissible, cause their representatives to take all reasonable and lawfully permissible steps to encourage and/or to cause Newco to lawfully declare and pay a cash dividend of USD$0.50 per issued share of Newco (the “Newco Cash Dividend”) to the holders thereof, immediately after the Closing; and

(ii)	to waive their right to receive the Newco Cash Dividend in respect of any shares of Newco held by Sellers, including, but not limited, to the Offeror Shares.”

2.4	Amendment to paragraph 9.5.1 to Deed of Undertaking.

The following shall be added as clauses cxviii, cxix, cxx, and cxxi of paragraph 9.5.1:

“9.5.1 References in this Deed of Undertaking to:

(cxviii)	“Common Stock Earnout Targets” mean Common Stock Earnout Target I, Common Stock Earnout Target II and Common Stock Earnout Target III.

(cxix)	“Common Stock Earnout Target I” means the closing sale price for the regular Trading Day (without considering after hours or other trading outside regular trading session hours) of the Common Stock on the applicable Trading Market (or, if no closing price is reported, the last reported sale price during that regular Trading Day) for any 20 days within any 30 day trading period beginning 90 days after the Closing Date exceeds $12.50 per share.

(cxx)	“Common Stock Earnout Target II” means the closing sale price for the regular Trading Day (without considering after hours or other trading outside regular trading session hours) of the Common Stock on the applicable Trading Market (or, if no closing price is reported, the last reported sale price during that regular Trading Day) for any 20 days within any 30 day trading period beginning 90 days after the Closing Date exceeds $13.00 per share.

(cxxi)	“Common Stock Earnout Target III” means the closing sale price for the regular Trading Day (without considering after hours or other trading outside regular trading session hours) of the Common Stock on the applicable Trading Market (or, if no closing price is reported, the last reported sale price during that regular Trading Day) for any 20 days within any 30 day trading period beginning 90 days after the Closing Date exceeds $13.50 per share.

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2.5	Additional Representations and Warranties of the Sellers.

The Sellers hereby represent and warrant to the Offeror as follows:

The Sellers have the requisite corporate or other power and authority, and have taken all requisite corporate or other action, to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out their Obligations hereunder. The execution and delivery of this Amendment by the Sellers and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Sellers and no further action is required by the Sellers in connection therewith. This Amendment has been duly executed by the Sellers and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) public policy.

For purposes of clarification, these representations and warranties are subject to paragraph 4 of the Deed of Undertaking.

2.6	Additional Representations and Warranties of the Offeror.

The Offeror hereby represents and warrants to the Selling Shareholder as follows:

The Offeror has the requisite corporate power and authority, and has taken all requisite corporate action, other than as set forth in paragraph 2.3 of the Pre-Conditional Offer Announcement, to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its Obligations hereunder. The execution and delivery of this Amendment by the Offeror and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Offeror and no further action is required by the Offeror in connection therewith. This Amendment has been duly executed by the Offeror and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Offeror enforceable against the Offeror in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) public policy.

For purposes of clarification, these representations and warranties are subject to paragraph 4 of the Deed of Undertaking.

2.7	Release of Further Pre-Conditional Offer Announcement.

Immediately after this Amendment is executed, the Offeror shall release the announcement attached as Appendix 1 to this Amendment (the “Further Pre-Conditional Offer Announcement”).

2.8	Amendment to Appendix 2 to the Deed of Undertaking.

Appendix 2 to the Deed of Undertaking is deleted and replaced with Appendix 2 attached hereto.

2.9	Amendment to Schedule 2 to the Deed of Undertaking.

Schedule 2 to the Deed of Undertaking is deleted and replaced with Appendix 3 attached hereto.

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2.10	Amendment to Schedule 3 to the Deed of Undertaking.

Schedule 3 to the Deed of Undertaking is deleted and replaced with Appendix 4 attached hereto.

3.	Miscellaneous

3.1	No Further Amendment.

Except as expressly amended hereby, the Deed of Undertaking is in all respects ratified and confirmed and all of the terms and conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Deed of Undertaking or any of the documents referred to therein.

3.2	Effect of Amendment.

This Amendment shall form a part of the Deed of Undertaking for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to “this Deed of Undertaking,” “hereof”, “herein”, “hereunder” and words or expressions of similar import shall be deemed a reference to the Deed of Undertaking as amended hereby.

3.3	Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (U.S.A.), without regard to principles of conflicts of law thereof.

3.4	Language

This Amendment has been prepared in both English and Chinese. However, the parties hereby agree that only the English version will be executed and, for the avoidance of doubt, the English version shall prevail under all circumstances. The Chinese version of this Amendment is solely a reference for the Selling Shareholder.

3.5	Execution

This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(Signature Page Follows)

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In witness whereof we have caused this Amendment to the Deed of Undertaking to be executed as a deed on the day and year first above written.

The Common Seal of

World Sharehold Limited

was hereunto affixed in the presence of:

/s/ Wang Wei Yao
Director

/s/ Shao Jian Jun
Director/Secretary

/s/ Wang Wei Yao
Wang Wei Yao

/s/ Shao Jian Jun
Shao Jian Jun

AGREED AND ACCEPTED BY:

China Holdings Acquisition Corp.

/s/ Paul K. Kelly
Paul K. Kelly
Chairman and Chief Executive Officer

Signature Page to Amendment to the Deed of Undertaking

Appendix 1

Pre-Conditional Voluntary Cash Offer

by

CIMB-GK Securities Pte. Ltd.

(Company Registration No. 198701621D)

(Incorporated in the Republic of Singapore)

for and on behalf of

China Holdings Acquisition Corp.

(Incorporated in the state of Delaware, the United States of America)

to acquire all the issued and paid-up ordinary shares

in the capital of

Bright World Precision Machinery Limited

(Company Registration No. 200409453N)

(Incorporated in the Republic of Singapore)

1.	Introduction

1.1	CIMB-GK Securities Pte. Ltd. (“CIMB-GK”) refers to the announcement dated 21 July 2008 (the “Pre-Conditional Offer Announcement”) made by CIMB-GK, for and on behalf of China Holdings Acquisition Corp. (“CHAC”), including any assigns or successors-in-interest (the “Offeror”), in connection with the Offeror’s intention, subject to the fulfillment of the Pre-Conditions, to make a voluntary conditional cash offer (the “Offer”) for all the issued and paid-up ordinary shares (the “Shares”) in the capital of Bright World Precision Machinery Limited (the “Company”).

1.2	Terms defined in the Pre-Conditional Offer Announcement shall have the same meanings when used in this Announcement, unless otherwise defined.

1.3	Copies of the Pre-Conditional Offer Announcement are available on the website of the Singapore Exchange Securities Trading Limited at www.sgx.com.

1.4	The Offer will not be made unless and until the Pre-Conditions are satisfied, no later than the date falling nine months after the date of the Deed of Undertaking (the “9-month date”); provided, however, that if the United States Securities and Exchange Commission has not declared the Offeror’s Form F-4 Registration Statement (as defined in the Deed of Undertaking) effective by the 9-month date, the period will automatically be extended to one (1) year from the date of the Deed of Undertaking (the “12-month date”). Accordingly, all references to the Offer in this Announcement refer to the possible Offer which will only be made if and when the Pre-Conditions are satisfied, no later than the 9-month date or 12-month date, as applicable.

2.	Amendment to the Deed of Undertaking

2.1	The Offeror has today entered into a deed amending the Deed of Undertaking (the “Amendment Deed”) with World Sharehold Limited (the “Selling Shareholder”) and its shareholders, namely, Mr. Wang Wei Yao and Mr. Shao Jian Jun (collectively, the Selling Shareholder, Mr. Wang Wei Yao and Mr. Shao Jian Jun shall be referred to as the “Sellers”) to amend the terms of the Selling Shareholder’s investment in CHAC Shares and the Selling Shareholder’s entitlement to receive additional new CHAC Shares as set out in paragraph 5.1 of the Pre-Conditional Offer Announcement.

2.2	Pursuant to the terms of the Amendment Deed, the Deed of Undertaking has been amended such that:

2.2.1	the Sellers undertake to:

(i)	take, and to the extent lawfully permissible, cause their representatives to take all reasonable and lawfully permissible steps to encourage and/or to cause Newco to lawfully declare and pay a cash dividend of USD$0.50 per issued share of Newco (the “Newco Cash Dividend”) to the holders thereof, immediately after the Closing; and

(ii)	waive their right to receive the Newco Cash Dividend in respect of any shares of Newco held by the Sellers, including, but not limited to, the new CHAC Shares;

2.2.2	the Selling Shareholder’s investment in CHAC Shares and the Selling Shareholder’s entitlement to receive additional new CHAC Shares as set out in paragraph 5.1 of the Pre-Conditional Offer Announcement shall be amended and replaced with the following arrangement:

(i)	At Closing, the Offeror will deliver a convertible promissory note (the “CHAC Note”) to the Selling Shareholder as payment for the aggregate Offer Price (defined below) due for the Shares tendered by the Selling Shareholder.

(ii)	Immediately after Closing, the Offeror will issue and sell to the Selling Shareholder, and the Selling Shareholder will purchase from the Offeror, the initial new CHAC Shares by delivering the CHAC Note to the Offeror as payment therefore.

(iii)	Under the CHAC Note, the Offeror will issue to the Selling Shareholder a minimum of 19,900,000 initial new CHAC Shares, amounting to approximately 54 per cent. of the enlarged issued share capital of the Offeror (assuming there are no redemptions of CHAC Shares and the equity equivalent value of all its outstanding warrants is determined by the Treasury Stock Method).

(iv)	Under the CHAC Note, the Selling Shareholder will also be eligible to receive, without any additional consideration being due therefore, up to a maximum of 15,765,000 additional new CHAC Shares consisting of:

(a)	3,500,000 additional new CHAC Shares to be issued to the Selling Shareholder upon satisfaction of Common Stock Earnout Target I;

(b)	3,500,000 additional new CHAC Shares to be issued to the Selling Shareholder upon satisfaction of Common Stock Earnout Target II; and

(c)	up to 8,765,000 additional new CHAC Shares to be issued to the Selling Shareholder upon satisfaction of Common Stock Earnout Target III,

provided that the number of CHAC Shares to be issued to the Selling Shareholder upon satisfaction of Common Stock Earnout Target III and the maximum award will each be reduced, share-for-share, by the number of initial new CHAC Shares in excess of 19,900,000.

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“Common Stock Earnout Target I” means the closing sale price for the regular Trading Day (as defined in the Deed of Undertaking) (without considering after hours or other trading outside regular trading session hours) of the Common Stock on the applicable Trading Market (as defined in the Deed of Undertaking) (or, if no closing price is reported, the last reported sale price during that regular Trading Day) for any 20 days within any 30 day trading period beginning 90 days after the Closing Date (as defined in the Deed of Undertaking) exceeds US$12.50 per share.

“Common Stock Earnout Target II” means the closing sale price for the regular Trading Day (without considering after hours or other trading outside regular trading session hours) of the Common Stock on the applicable Trading Market (or, if no closing price is reported, the last reported sale price during that regular Trading Day) for any 20 days within any 30 day trading period beginning 90 days after the Closing Date exceeds US$13.00 per share.

“Common Stock Earnout Target III” means the closing sale price for the regular Trading Day (without considering after hours or other trading outside regular trading session hours) of the Common Stock on the applicable Trading Market (or, if no closing price is reported, the last reported sale price during that regular Trading Day) for any 20 days within any 30 day trading period beginning 90 days after the Closing Date exceeds US$13.50 per share.

(v)	The total number of new CHAC Shares to be issued to the Selling Shareholder under the CHAC Note shall not exceed 35,665,000 new CHAC Shares, amounting to approximately 60 per cent. of the enlarged issued share capital of the Offeror (assuming there are no redemptions of CHAC Shares and the equity equivalent value of all its outstanding warrants is determined by the Treasury Stock Method), in one or more issuances. The initial new CHAC Shares will be issued to the Selling Shareholder at US$8 for each CHAC Share. Upon satisfaction of each relevant Common Stock Earnout Target, the additional new CHAC Shares will be issued to the Selling Shareholder at no cost.

2.3	Certain founders of CHAC (“Founders”) have entered into an agreement (the “Founders’ Agreement”), pursuant to which, each Founder agreed that, subject to the consummation of the Merger, the shares of common stock in CHAC beneficially owned by such Founders will be converted into warrants (the “New Founder Warrants”) to purchase an equal number of shares of Newco. Each Founder Warrant will be immediately exercisable when the closing sale price of Newco’s shares exceeds US$13.50 per share for any 20 days within any 30 day trading period beginning 90 days after the Closing Date.

2.4	Further information on the above amendments can be found in documents filed by the Offeror with the SEC which are available from the SEC’s website at http://www.sec.gov. A copy of the Form 8-K filed by the Offeror in connection with the above is enclosed together with this Announcement.

3.	No Change to Offer Terms

Save as set out in paragraph 2 above, all other terms and conditions of the Offer as set out in the Pre-Conditional Offer Announcement remain unchanged.

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In particular, the terms of paragraph 2.1 of the Pre-Conditional Offer Announcement remain unchanged and are reproduced below:

“2.1	Terms

Subject to the satisfaction of the Pre-Conditions, the Offer will be made by the Offeror on the following basis:

2.1.1	the Offer will be made for all the Shares (the “Offer Shares”), in accordance with Section 139 of the Securities and Futures Act, Chapter 289 of Singapore and the Singapore Code on Take-overs and Mergers and subject to the terms and conditions set out in the formal document in relation to the Offer to be issued by CIMB-GK, for and on behalf of the Offeror (the “Offer Document”);

2.1.2	the Offer, when made, will be on the following basis:

(i)	in the event that the Offeror receives acceptances in respect of the Offer Shares which, when aggregated with the Shares held by the Offeror are less than 90 per cent. of the issued share capital of the Company:

For each Offer Share: S$0.70; or

(ii)	in the event that the Offeror receives acceptances in respect of the Offer Shares which, when aggregated with the Shares held by the Offeror are equal to or exceed 90 per cent. of the issued share capital of the Company:

For each Offer Share: S$0.75;

(as applicable, the “Offer Price”); and

2.1.3	the Offer Shares will be acquired (i) fully paid, (ii) free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights or interests of any nature whatsoever and (iii) together with all rights, benefits and entitlements attached thereto as at the date of this Pre-Conditional Offer Announcement (the “Pre-Conditional Offer Announcement Date”) and hereafter attaching thereto, including all voting rights, the right to receive and retain all dividends, rights and other distributions (if any) which may be announced, declared, paid or made by the Company on or after the Pre-Conditional Offer Announcement Date.”

4.	Responsibility Statement

The directors of the Offeror (including any who may have delegated detailed supervision of this Announcement) have taken all reasonable care to ensure that the facts stated and all opinions expressed in this Announcement are fair and accurate and that no material facts have been omitted from this Announcement, and they jointly and severally accept responsibility accordingly. Where any information has been extracted or reproduced from published or otherwise publicly available sources (including, without limitation, in relation to the Company) or obtained from the Sellers or CIMB-GK, the sole responsibility of the directors of the Offeror has been to ensure through reasonable enquires that such information is accurately extracted from such sources or, as the case may be, reflected or reproduced in this Announcement.

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Issued by

CIMB-GK Securities Pte. Ltd.

For and on behalf of

China Holdings Acquisition Corp.

[—] 2008

Singapore

Any enquiries relating to this Announcement or the Offer should be directed to one of the following individuals:

Mah Kah Loon	Jason Chian
Head, Corporate Finance	Director, Corporate Finance
CIMB-GK Securities Pte. Ltd.	CIMB-GK Securities Pte. Ltd.
Tel. +65 6210 8889	Tel. +65 6210 8878

Appendix 2

Offeror Shares

Capitalized terms used herein but not defined shall have the meanings assigned thereto in the Deed of Undertaking.

I. Maximum Number of Offeror Shares: 35,665,000, consisting of Initial Offeror Shares and Additional Offeror Shares. The Selling Shareholder will receive the maximum number of Offeror Shares if all three (3) Common Stock Earnout Targets are met.

II. Minimum Number of Offeror Shares: 19,900,000, consisting solely of Initial Offeror Shares.

III. Number of Initial Offeror Shares and Additional Offeror Shares: The number of Initial Offeror Shares and Additional Offeror Shares will vary depending upon the cash offer price per issued share of the Company (“Company Share”) offered to the Public Shareholders. The higher the cash offer price per Company Share, the more Initial Offeror Shares the Selling Shareholder shall be entitled to receive upon exchange of the CHAC Note. The maximum number of Initial Offeror Shares is 23,665,000.

IV. Calculation of Initial Offeror Shares: The number of Initial Offeror Shares shall be calculated as follows:

Step 1: Number of Shares held by the Selling Shareholder multiplied by cash offer price per Company Share (in Singapore Dollars) (“BWPM SGD Consideration”);

Step 2: BWPM SGD Consideration multiplied by the Average Exchange Rate (“BWPM USD Consideration”); and

Step 3: BWPM USD Consideration divided by Per Offeror Share Purchase Price, and rounded down to the nearest one Share.

For example, assuming (a) the Selling Shareholder holds 309,697,000 Shares, (b) a S$0.75 cash offer price per Company Share, (c) an Average Exchange Rate of 0.73524 and (d) a USD$8.00 Per Offeror Share Purchase Price, the number of Initial Offeror Shares to be issued to the Selling Shareholder at Closing is 21,347,027.

V. Calculation of Additional Offeror Shares: The Company shall issue, without any consideration being due therefor, up to a maximum of 15,765,000 Additional Offeror Shares to Selling Shareholder upon satisfaction of the Common Stock Earnout Targets, as described below:

A. Upon satisfaction of Common Stock Earnout Target I, 3,500,000 Additional Offeror Shares;

B. Upon satisfaction of Common Stock Earnout Target II, 3,500,000 Additional Offeror Shares; and

C. Upon satisfaction of Common Stock Earnout Target III, up to 8,765,000 Additional Offeror Shares, which shall be calculated as follows: 8,765,000 minus the number of Initial Offeror Shares in excess of 19,900,000.

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Appendix 3

CHAC Note

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES TO BE ISSUED UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED WITH AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO NEWCO THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

CONVERTIBLE PROMISSORY NOTE

USD$	, 200

Subject to the terms and conditions of this Convertible Promissory Note (this “Note”), for value received, [INSERT NAME OF BVI NEWCO], a company formed under the laws of the British Virgin Islands (“Newco”), promises to pay to World Sharehold Limited, a company formed under the laws of the British Virgin Islands (the “Holder”), the principal sum of [                            ] United States Dollars (USD$                    ). The Note and the Initial Offeror Shares issuable upon conversion of the Note and the Additional Offeror Shares issuable upon satisfaction of the Common Stock Earnout Targets pursuant to Section 2 hereof, are collectively referred to herein as the “Securities.” Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in that certain Deed of Undertaking, dated July 20, 2008 (the “Deed of Undertaking”), between China Holdings Acquisition Inc., the predecessor to Newco, on the one hand, and Holder, Mr. Wang Wei Yao and Mr. Shao Jian Jun, on the other hand, as amended by the Amendment to the Deed of Undertaking dated                     .

1. Maturity. Unless converted as provided in Section 2, the principal amount of this Note shall be due and payable upon the written demand of the Holder (a “Holder Demand”) at any time after [INSERT DATE OF NOTE] (the “Maturity Date”).

2. Conversion.

(a) Investment by the Holder. Immediately after the closing of the Offer and with no further action being taken, nor any approval being required, the principal amount of this Note shall be automatically converted into such number of Initial Offeror Shares calculated as described in Annex 2 to the Deed of Undertaking. Furthermore, subject to the satisfaction of the Common Stock Earnout Targets and without the payment of any consideration other than the principal amount of this Note converted in accordance with the terms hereof, the Holder will have the right to receive the Additional Offeror Shares described in Annex 2 to the Deed of Undertaking.

(b) Mechanics and Effect of Conversion. Concurrent with the conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, to Newco. At its expense, Newco will, immediately thereafter, issue and deliver to such Holder, at such Holder’s principal office, a certificate or certificates for the number of Initial Offeror Shares to which such Holder is entitled upon such conversion. Upon conversion of this Note pursuant to this Section 2, Newco will be forever released from all of its obligations and liabilities under this Note, other than Newco’s obligation to issue to Holder the Additional Offeror Shares upon satisfaction of the Common Stock Earnout Targets.

3. Cancellation. After the principal owed on this Note has been paid in full, this Note will be surrendered to Newco for cancellation and will not be reissued.

4. Transfer; Successors and Assigns. This Note may not be transferred by either of the parties hereto.

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5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

6. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of Newco and the Holder.

7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Holder upon a breach or default by Newco under this Note shall impair any such right, power or remedy of the Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of a breach or default under this Note, or any waiver on the part of the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Note, the Deed of Undertaking, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

8. Severability. If any term or provision of this Note is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Note, and such provision shall not affect the legality, enforceability or validity of the remainder of this Note. If any provision or part thereof of this Note is stricken in accordance with the provisions of this Section 8, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

9. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one instrument.

[Signature to Follow]

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The Common Seal of

World Sharehold Limited was hereunto affixed in the presence of:

Director

Director/Secretary

The Common Seal of

[INSERT NAME OF BVI NEWCO] was hereunto affixed in the presence of:

Director

Director/Secretary

Appendix 4

Legal Opinion

HARNEYS

British Virgin Islands lawyers

Harney Westwood & Riegels
Craigmuir Chambers
PO Box 71, Road Town
Tortola VG1110, British Virgin Islands
Tel: +1 284 494 2233
Fax: +1 284 494 3547
www.harneys.com

Your Ref

Our Ref

BY	Doc ID 1783405_2

Dear Sirs

[    ] as the survivor to the merger of [NewCo] and China Holdings Acquisition Corp. Company No. [    ] (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with:

(i)	a deed of undertaking dated [—] 2008 (the “Deed”) made by World Sharehold Limited (the “Selling Shareholder”), Wang Wei Yao and Shao Jian Jun, on the one hand (collectively, the “Sellers”), and China Holdings Acquisition Corp. (“CHAC”), on the other hand, pursuant to which CHAC agreed to make an offer to acquire all the issued shares in Bright World Machinery Limited (“Bright World”), and Selling Shareholder agreed to accept the offer in respect of all issued shares of Bright World held by the Selling Shareholder, payment for which was made inter alia by the issue by CHAC to the Selling Shareholder of a convertible promissory note;

(ii)	an amendment to the Deed dated [—] 2008 made by the Sellers and CHAC, pursuant to which certain amendments were made to the Deed among them, the revision of the terms under which up to a maximum of 15,765,000 shares in the Company (the “Additional Shares”) would be issued to the Selling Shareholder (the “Amendment to Deed”; and

(iii)	a convertible promissory note dated [ ] (the “Note”) issued by the Company in its capacity as the survivor to the merger of CHAC and [NewCo] in favour of the Selling Shareholder and convertible into up to 23,665,000 initial shares of the Company (the “Initial Offeror Shares”), provided, however, that the total number of shares of the Company to be issued in accordance with the terms of the Note will not exceed 35,665,000,

(the Deed, Amendment to the Deed and the Note are together referred to as the “Documents”).

This opinion is given pursuant to clause 1.6.2(ii) of the Deed. Capitalised terms defined in the Deed, as amended by the Amendment to the Deed, have the same meaning in this opinion unless otherwise defined in this opinion.

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	A copy of the executed Documents;

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company and the articles of merger with the plan of merger annexed obtained from the British Virgin Islands Registry of Corporate Affairs on [—];

(c)	(i)	a copy of the [unanimous written resolutions]/[minutes of a meeting of the directors of the Company containing unanimous resolutions] of the directors of the Company dated [—] approving the Company’s merger with China Holdings Acquisition Corp. and its entry into and execution of the plan of merger and articles of merger;

	(ii)	a copy of the [unanimous written resolutions]/[minutes of a meeting of the directors of the Company containing unanimous resolutions] of the directors of the Company dated [—] approving the Company’s entry into and execution of the Note and the issue of the Initial Offer Shares and the Additional Shares

(the “Board Resolutions”);

(d)	a copy of the [unanimous written resolutions]/[minutes of a meeting of the shareholders of the Company containing unanimous resolutions] of the shareholders of the Company dated [—] approving the Company’s merger with China Holdings Acquisition Corp. and its entry into and execution of the plan of merger and articles of merger (the “Shareholders Resolutions”);

(e)	a copy of a certificate issued by a director of the Company dated [ ] 2008 (the “Director’s Certificate”); and

(f)	information revealed by our searches of:

(i)	the records and information certified by [—], the registered agent of the Company, on [—] of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on [—]; and

(iii)	the records of proceedings on file with, and available for inspection on [—] at the High Court of Justice, British Virgin Islands,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(f)	that the Documents constitute valid, legally binding and enforceable obligations of the Company under the laws of the State of Delaware in the United States of America by which law they are expressed to be governed;

(g)	that no matters arising under any foreign law will affect the views expressed in this opinion;

(h)	that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Documents except as expressly disclosed in the Board Resolutions;

(i)	that the Board Resolutions and the Shareholders Resolutions remain in full force and effect; and

(j)	that no resolution of the members of the Company has been passed limiting the powers of the directors.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Merger. The merger of the Company with China Holdings Acquisition Corp. was duly authorised by the Company and is valid and effective under British Virgin Islands law.

(c)	Capacity and Power. The Company has full capacity to execute the Note and to perform its obligations under the Documents and the Company has taken all necessary action to execute the Note and to authorise its exercise of its rights and the performance of its obligations under the Documents.

(d)	Due Execution. The Documents have been duly executed for and on behalf of the Company.

(e)	Valid and Binding. The Documents will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of the Company.

(f)	Consents. No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the grant and execution of the Note by the Company the performance by the Company of its obligations and the exercise of its rights pursuant to the Documents and the issue of the Initial Offer Shares or the Additional Shares.

(g)	Non-conflict. The performance by the Company of its obligations and the exercise of any of its rights pursuant to the Documents do not and will not conflict with:

(i)	any law or regulation of the British Virgin Islands; or

(ii)	the Memorandum and Articles of Association of the Company.

(h)	Stamp Duty. No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Documents or the issue of the Initial Offer Shares or the Additional Shares.

(i)	Initial Offer Shares. The Initial Offer Shares, when issued against payment therefor in accordance with the provisions of the Documents will be duly and validly issued fully paid and non-assessable and, to our knowledge, on the basis of the Director’s Certificate, free and clear of all liens, charges, restrictions and encumbrances imposed by or through the Company except as set forth in the Documents.

(j)	Additional Shares. The Additional Shares, when issued in exchange for the consideration set forth in the Documents and upon satisfaction of the Common Stock Earnout Targets, will be duly and validly issued fully paid and non-assessable and, to our knowledge, on the basis of the Director’s Certificate, free and clear of all liens, charges, restrictions and encumbrances imposed by or through the Company except as set forth in the Documents.

(k)	Cash Dividend. For so long as the directors of the Company are satisfied, on reasonable grounds, that, immediately after the dividend distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due (in accordance with Article 18 of the Company’s Articles of Association), the declaration of a cash dividend as set out in paragraph 2.1.11 of the Deed does not conflict with any law or regulation of the British Virgin Islands.

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Documents. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

6.	The opinions set out above are subject to the following qualifications:

(a)	The term “enforceable” as used above means that the obligations assumed by the Company under the relevant instrument are of a type which the courts of the British Virgin Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(i)	rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors;

(ii)	claims under the Documents may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim;

(iii)	equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy and equitable rights may be defeated by a bona fide purchaser for value without notice;

(iv)	where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to the laws of that jurisdiction or contrary to mandatory laws or public policy of that jurisdiction;

(v)	strict legal rights may be qualified by doctrines of good faith and fair dealing—for example a certificate or calculation as to any matter might be held by a British Virgin Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(vi)	enforcement may be prevented by reason of fraud, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(vii)	provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the British Virgin Islands determines such a provision to be a penalty; and

(viii)	enforcement may be limited by the principle of forum non conveniens or analogous principles.

(b)	The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

(c)	The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

(d)	In certain circumstances provisions in the Documents that (i) the election of a particular remedy does not preclude recourse to one or more others, or (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

(e)	We express no opinion in relation to provisions making reference to foreign statutes in the Documents.

7.	This opinion is rendered for the benefit of [—] [who are original parties to the Documents] and the benefit of their legal counsel (in that capacity only) in connection with the transactions contemplated by the Documents only. [It may be disclosed to the successors and assigns of [—] only with our prior written consent.] It may not be disclosed to or relied on by any other party or for any other purpose.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

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